Exhibit 99.1

DIH Announces $1.5 million Private Placement Financing from OrbiMed

NORWELL, Mass. and SAN FRANCISCO – February 8, 2024, DIH Holding US, Inc. (Nasdaq: DHAI), a leading global robotics and virtual reality (“VR”) technology provider in the rehabilitation and human performance industry, today announced a private placement of common stock resulting in gross proceeds of $1.5 million. OrbiMed, an existing shareholder in DIH Technologies, our largest shareholder, was the sole participant in the financing. The securities purchase agreement for the financing provides for the sale of an aggregate of 150,000 shares of the Company’s common stock at a purchase price of $10 per share together with warrants to purchase an additional 300,000 shares of DIH Common Stock with an exercise price of $10.

“We are thrilled to partner with OrbiMed, a long-term private investor in DIH. This financing will provide additional working capital for the expansion of our global commercial strategy and growth initiatives,” said Jason Chen, Chairman and Chief Executive Officer of DIH. “I am encouraged by the continued support of such a well-respected healthcare investor and look forward to growing our relationship as a public company.”

About DIH Holding US, Inc.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the functioning of millions of people with disability and functional impairments. DIH is a global solution provider in blending innovative robotic and virtual reality (“VR”) technologies with clinical integration and insights. Built through the mergers of global-leading niche technologies providers, DIH is positioning itself as a transformative total smart solutions provider and consolidator in a largely fragmented and manual-labor-driven industry.

DIH website: www.DIH.com

About OrbiMed

OrbiMed is a healthcare investment firm, with approximately $17 billion in assets under management. OrbiMed invests globally across the healthcare industry through a range of private equity funds, public equity funds, and royalty/credit funds. OrbiMed’s team of over 100 professionals is based in New York City, San Francisco, Shanghai, Hong Kong, Mumbai, Herzliya, London and other key global markets.

More info: www.orbimed.com

Caution Regarding Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the Business Combination, including the benefits of the Business Combination, the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; failure to realize the anticipated benefits of the business combination; the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; the ability of the combined company to grow and manage growth profitably and retain its key employees; the inability to maintain the listing of DIH’s securities on Nasdaq following the proposed business combination; costs related to the business combination; and those factors discussed in ATAK’s final prospectus/proxy statement, dated November 14, 2023, and filed with the SEC on November 15, 2023 and, in subsequent filings and reports made with the SEC, from time to time. While ATAK may elect to update these forward-looking statements at some point in the future, ATAK specifically disclaims any obligation to do so.

Investor Contact:

Greg Chodaczek

Gilmartin Group

investor.relations@dih.com